Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Canadian Derivatives Clearing Corporation

We consent to the use of our audit report dated February 7, 2017 on the financial statements of Canadian Derivatives Clearing Corporation, which comprise the balance sheets as of December 31, 2016 and December 31, 2015, and the related income statements, statements of comprehensive income, statements of changes in equity and statements of cash flows for each of the years in the three-year period ended December 31, 2016, in the Post-Effective Amendment No. 5 to the Registration Statement on Form S-20 (File No. 333-184288) and to the reference to our firm under the heading “Experts” in the Post-Effective Amendment No.5 to the Registration Statement on Form S-20 (File No. 333-184288) and in the prospectus contained therein.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

March 30, 2017

Toronto, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
(“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.